EXHIBIT 99.1
FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES PROGRAM FOR REDUCED EXERCISE PRICE OF WARRANTS THROUGH MAY 30, 2008

Pasadena, CA - May 2, 2008 - General Finance Corporation (the “Company”) (AMEX: GFN, GFN.WS, and GFN.U) today announced that the Company has offered holders of 9,208,333 warrants, including all of the Company’s publicly-traded warrants and 583,333 privately placed warrants, the opportunity to exercise those warrants on amended terms, for a limited time. The Company is modifying 9,208,333 warrants to reduce the exercise price from $6.00 to $5.10 so that a holder may exercise a warrant by paying $5.10 to receive one share of common stock.

The offer will commence on May 2, 2008, and continue until May 30, 2008 at 5:00 p.m., Eastern Daylight Time, unless the offer is extended or withdrawn. Warrants must be tendered prior to the expiration of the offer, and tenders of existing warrants may be withdrawn at anytime on or prior to the expiration of the offer. Withdrawn warrants will be returned to the holder in accordance with the terms of the offer. Upon termination of the offer, the original terms of the warrants will be reinstituted, the exercise price will revert to $6.00 and the warrants will expire on April 5, 2010, unless earlier redeemed according to their original terms.

Ronald Valenta, the Chief Executive Officer of the Company stated, "We are pleased to offer our warrant holders the opportunity to exercise their warrants at a reduced exercise price of $5.10 per share and hope that a substantial number of warrants will be exercised. We believe that the Company and its stockholders will benefit from the potential raising of capital for the Company to fund its growth, the simplification of our capital structure and the reduction in the overhang of those warrants on the Company's common stock. We also believe that an increase in the number of outstanding shares of common stock resulting from the exercise of warrants will provide greater liquidity for our common stock."

Each director and executive officer of the Company who exercises these warrants pursuant to this offer will undertake the exercise in accordance with the terms of the offer.  Collectively, the directors and officers of the Company own 1,492,333 of the warrants covered by this offer.

The terms and conditions of the offer are as set forth in the offer letter and related documentation and will be distributed to holders of the Company’s warrants on May 2, 2008. Continental Stock Transfer & Trust is acting as dealer manager in connection with the warrant offer. A copy of the offering documents may be obtained from Bob Marese of MacKenzie Partners, Inc., the Information Agent for the offering.  MacKenzie’s telephone number for bankers, brokers and warrant holders is (800) 322-2885.  Please contact MacKenzie Partners, Inc. with any questions regarding the offering.

 Investors are urged to read the following documents to be filed with the Securities Exchange Commission (SEC), as they may be amended from time to time, relating to the offer as they contain important information: (1) the Schedule TO and related Offer Letter; (2) the prospectus dated April 23, 2008 to the Company’s registration statement on Form S-1 and the prospectus supplement dated May 2, 2008; and (3) the Company’s other reports filed with the SEC for information about the Company generally.  These and any other documents relating to the offer, when they are filed with the SEC, may be obtained at the SEC’s website at www.sec.gov, or from the Information Agent as noted above.  This press release itself is not intended to constitute an offer or solicitation to buy or exchange securities in the Company, nor shall there be any sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE WARRANT EXERCISE PRICE REDUCTION. HOWEVER, NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF ITS WARRANTS.

The information above does not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in the Company.

About General Finance Corporation

The Company, through its indirect 86.2%-owned subsidiary, Royal Wolf, sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as the Company’s revised definitive proxy statement with respect to the Company’s acquisition of Royal Wolf, its Transition Report on Form 10-K for the six months ended June 30, 2007 and its post-effective amendment on Form S-1. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009